SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                       __________________


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   July 1, 1999


               NATIONAL HEALTH & SAFETY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


               UTAH                        0-24778         87-0505222
     (State or Other Jurisdiction       (Commission       (IRS Employer
         Of Incorporation)              File Number)    Identification No.)


       730 LOUIS DRIVE, WARMINSTER, PENNSYLVANIA     18974
    (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code:    215-442-0926



                             FORM S-8

Item 3.  Bankruptcy or Receivership.

     On July 1, 1999, National Health & Safety Corporation, a Utah corporation having its principal offices in Warminster, Pennsylvania (the "Company"), voluntarily filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the Untied States Bankruptcy Court of the Eastern District of Pennsylvania (file no. 99-18339).

     Management of the Company anticipates that it will file a Plan of Reorganization for consideration by its creditors and shareholders and for ultimate approval by the Bankruptcy Court. As of the date hereof, no definitive plan has been presented to the Court.




                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 16, 1999         NATIONAL HEALTH & SAFETY CORPORATION




                             By:     /S/   R. Dennis Bowers
                                   R. Dennis Bowers, President